                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                             VLSI TECHNOLOGY, INC.
             PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 5, 1999
                  AND THE SUPPLEMENT THERETO DATED MAY 5, 1999

                                       BY

                              KPE ACQUISITION INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
                          (ROYAL PHILIPS ELECTRONICS)

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated rights to purchase Preferred Stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of VLSI Technology, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

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               By Mail:                       Facsimile Transmission:             By Hand or Overnight Courier:
                                          (for Eligible Institutions Only)
                                                   (212) 815-6213
     Tender & Exchange Department                                                  Tender & Exchange Department
            P.O. Box 11248                                                              101 Barclay Street
        Church Street Station                                                       Receive and Deliver Window
    New York, New York 10286-1248                                                    New York, New York 10286
                                            For Confirmation Telephone:
                                                   (800) 507-9357
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                            ------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to KPE Acquisition Inc., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands, on the terms and subject to the conditions set forth in the Offer to Purchase, dated March 5, 1999 (the "Offer to Purchase"), as amended and supplemented by a Supplement thereto dated May 5, 1999 (the "Supplement") and the related revised (green) Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
---------------------------------

Certificate Nos.
(if available):
---------------------------------------

------------------------------------------------------

CHECK BOX IF SHARES
WILL BE TENDERED BY BOOK-ENTRY TRANSFER [ ]

Account Number:
-----------------------------------

Dated:
----------------------------------------------
Name(s) of Record Holder(s):
-----------------------

------------------------------------------------------

------------------------------------------------------
                                  Please Print

Address(es):
----------------------------------------

------------------------------------------------------
                                                                        Zip Code

Daytime Area Code
and Tel. No.:
---------------------------------------

Signature(s):
----------------------------------------

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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within THREE trading days after the date hereof.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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Name of Firm:
  -------------------------------------
                                                   --------------------------------------------
                                                   (Authorized Signature)

Address:
 -------------------------------------------       Name:
                                                   --------------------------------------------
                                                   (Please Print)

                                                   Title:
--------------------------------------------       --------------------------------------------
(Zip Code)
Area Code and
Tel No.:                                           Dated:
--------------------------------------------       --------------------------------------------
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     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.